EXHIBIT 23.1

                       CONSENTS OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in this Annual Report (Form 10-K) of State Street Boston Corporation of our report dated January 13, 1994 included in the 1993 Annual Report to Shareholders of State Street Boston Corporation.
    We also consent to the incorporation by reference in Registration Statements (Forms S-8 Nos. 33-38672, 33-38671, 33-2882, 2-93157, 2-88641 and
2-68698) and in Post-Effective Amendment No. 2 to Registration Statement (Form S-8 No. 2-68696) pertaining to various stock option and performance share plans, and in the Registration Statement (Form S-3 No. 33-49885) pertaining to the registration of debt securities of State Street Boston Corporation of our report dated January 13, 1994, with respect to the consolidated financial statements of State Street Boston Corporation incorporated herein by reference in this Annual Report (Form 10-K) for the year ended December 31, 1993.


                                                  ERNST & YOUNG
Boston, Massachusetts